Exhibit 9.6

EATON VANCE CORP.

WRITTEN CONSENT OF

VOTING TRUSTEES AND

HOLDERS OF VOTING TRUST RECEIPT

The undersigned being the majority of Voting Trustees under, and the holders of Voting Trust Receipts representing all of the Voting Common Stock of Eaton Vance Corp. subject to, the Voting Trust Agreement dated as of October 30, 1997, as amended, and as such being the holders of and persons entitled to vote all of the outstanding voting Common Stock of Eaton Vance Corp., do hereby approve, the following:

That The Voting Trust shall be renewed by the Voting Trustees, with the consent required by Section 3(6) of the Voting Trust, for an additional term of three years ending October 31, 2016.

The Voting Trustees hereby approve the Eaton Vance Corp. 2013 Employee Stock Purchase Plan, which was adopted and approved by the Board of Directors of the Corporation on October 3, 2013.

The Voting Trustees hereby approve the Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, which was adopted and approved by the Board of Directors of the Corporation on October 3, 2013.

The Voting Trustees hereby approve the Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, which was adopted and approved by the Board of Directors of the Corporation on October 3, 2013.

In witness whereof we have hereunto set our hands and seals as of this 4th day of October, 2013.

/s/ David C. McCabe	/s/ Laurie G. Hylton
David C. McCabe	Laurie G. Hylton

/s/ Michael W. Weilheimer	/s/ Walter A. Row
Michael W. Weilheimer	Walter A. Row

/s/ Payson F. Swaffield	/s/ Thomas M. Metzold
Payson F. Swaffield	Thomas M. Metzold

/s/ Cynthia J. Clemson	/s/ Daniel C. Cataldo
Cynthia J. Clemson	Daniel C. Cataldo

/s/ Michael R. Mach	/s/ Matthew J. Witkos
Michael R. Mach	Matthew J. Witkos

/s/ Scott H. Page	/s/ Thomas E. Faust Jr.
Scott H. Page	Thomas E. Faust Jr

/s/ Maureen A. Gemma	/s/ Jeffrey P. Beale
Maureen A. Gemma	Jeffrey P. Beale

/s/ Frederick S. Marius	/s/ Duncan W. Richardson
Frederick S. Marius	Duncan W. Richardson